EXECUTION VERSION

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDMENT dated as of August 31, 2012 (this “Second Amendment”) to the Credit Agreement (as defined below) referred to below among Holdings (as defined below), the Borrower (as defined below) and the Required Lenders.

RECITALS

WHEREAS, pursuant to the Amended and Restated Credit Agreement dated as of May 26, 2010 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of October 14, 2011 among Holdings (as defined below), the Borrower (as defined below), the Tranche C Term Lenders referred to therein, the Administrative Agent, the Collateral Agent and the Tranche C Arrangers referred to therein, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SSI Investments I Limited, an Irish private limited company (“Holdings”), SkillSoft Corporation, a Delaware corporation (the “Borrower”), the several banks, other financial institutions and institutional investors from time to time parties thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, pursuant to and in accordance with Section 9.08 of the Credit Agreement, the Borrower has requested that the Lenders agree to certain amendments to the Credit Agreement; and

WHEREAS, the Required Lenders are willing to agree to certain amendments to the Credit Agreement on the terms and conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
SECTION 2.	Amendment of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended as follows:
(i)	by adding the following new definitions, to appear in proper alphabetical order:

“Second Amendment” shall mean that certain Second Amendment dated as of August 31, 2012 by and among Holdings, the Borrower and the Required Lenders.

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“Second Amendment Effective Date” shall mean the date on which the conditions set forth in Section 3 of the Second Amendment are satisfied.

“Specified Acquisition” means the acquisition by any Loan Party that is not a US Subsidiary or an Excluded Foreign Subsidiary of, initially, not less than 80% of the voting Equity Interests of the Specified Acquisition Target.

“Specified Acquisition Target” means a certain company organized under the laws of a member state of the European Economic Area separately identified by the Borrower to the Administrative Agent prior to the Second Amendment Effective Date, which shall be in a similar or complementary and related line of business (or reasonably related extensions thereof) as that of the Loan Parties as conducted during the current and most recently concluded calendar year.

(ii)	by amending and restating the definition of “Permitted Acquisition” as set forth below:

“Permitted Acquisition” shall mean (I) the Specified Acquisition; provided that (a) at the time of the Specified Acquisition both immediately before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (b) Holdings and the Restricted Subsidiaries shall not incur or assume any Indebtedness in connection with the Specified Acquisition, except as permitted by Section 6.01; (c) immediately after the consummation of the Specified Acquisition, after giving pro forma effect to the Specified Acquisition and the incurrence or assumption of any Indebtedness in connection therewith, the Leverage Ratio shall be less than or equal to the Leverage Ratio immediately prior to the consummation of the Specified Acquisition; (d) the Specified Acquisition shall be consummated on or prior to November 30, 2012; (e) the aggregate consideration for the Specified Acquisition shall not exceed $65,000,000, excluding any purchase price adjustments and (f) in the event that Holdings and its Subsidiaries acquire all of the Equity Interests of the Specified Acquisition Target, such Persons shall comply, and shall cause the Specified Acquisition Target and its Subsidiaries to comply, with the applicable provisions of Sections 5.09 and 5.10 and the Security Documents, unless the Specified Acquisition Target or the applicable Subsidiary would otherwise be an Excluded Subsidiary pursuant to clauses (a), (b) or (c) of the definition of Excluded Subsidiary (it being understood and agreed that, notwithstanding the terms of such applicable provisions of Sections 5.09 and 5.10, the applicable Loan Parties shall have 60 days (or such longer period as the Administrative Agent may agree in its sole discretion) after the acquisition of all of the Equity Interests of the Specified Acquisition Target to comply with the requirements of such applicable provisions); (II) at any time following the Specified

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Acquisition, the acquisition by the Specified Acquisition Target or any Loan Party that is not a US Subsidiary or an Excluded Foreign Subsidiary of all or any portion of the remaining Equity Interests of the Specified Acquisition Target, provided that in the event that Holdings and its Subsidiaries acquire all of the Equity Interests of the Specified Acquisition Target, such Persons shall comply, and shall cause the Specified Acquisition Target and its Subsidiaries to comply, with the applicable provisions of Sections 5.09 and 5.10 and the Security Documents, unless the Specified Acquisition Target or the applicable Subsidiary would otherwise be an Excluded Subsidiary pursuant to clauses (a), (b) or (c) of the definition of Excluded Subsidiary (it being understood and agreed that, notwithstanding the terms of such applicable provisions of Sections 5.09 and 5.10, the applicable Loan Parties shall have 60 days (or such longer period as the Administrative Agent may agree in its sole discretion) after the acquisition of all of the Equity Interests of the Specified Acquisition Target to comply with the requirements of such applicable provisions) and (III) the acquisition by any Loan Party of all or substantially all the assets of a Person or line of business of such Person, or all of the Equity Interests of a Person (referred to herein as the “Acquired Entity”); provided that (a) the Acquired Entity shall be in a similar or complementary and related line of business (or reasonably related extensions thereof) as that of the Loan Parties as conducted during the current and most recently concluded calendar year; (b) at the time of such transaction both immediately before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (c) Holdings and the Restricted Subsidiaries shall not incur or assume any Indebtedness in connection with such acquisition, except as permitted by Section 6.01; and (d) the Loan Parties shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Sections 5.09 and 5.10 and the Security Documents, unless such Acquired Entity would otherwise be an Excluded Subsidiary pursuant to clauses (a), (b), (c) or (e) of the definition of Excluded Subsidiary (it being understood and agreed that the applicable Loan Parties shall comply with the provisions of Section 5.09(e) even if such Acquired Entity is an Excluded Foreign Subsidiary).

(b)	Section 2.05 of the Credit Agreement is hereby amended by adding the following new clause (f) to the end thereof:

“(f)  In the event that the Specified Acquisition Target is a non-wholly owned Subsidiary of Holdings 45 days after the consummation of the Specified Acquisition, the Borrower shall pay to the Administrative Agent, for the account of each Lender that has executed and delivered a counterpart signature page of the Second Amendment prior to 12:00 p.m., New York City time, on August 24, 2012, a fee of 0.10% of the aggregate principal amount of the outstanding Term Loans and Revolving Credit Commitments (whether used or unused) of such Lender as of the Second Amendment Effective Date.  Such fees shall be paid in

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immediately available funds and shall be non-refundable and non-creditable under any circumstances.”

(c)	Conditions to Effectiveness of Second Amendment. The effectiveness of this Second Amendment is subject to the satisfaction of the following conditions:
(d)

This Second Amendment shall have been duly executed by Holdings, the Borrower and the Required Lenders and delivered to the Administrative Agent.  The Acknowledgments, substantially in the form attached hereto as Annex I (the “Acknowledgments”), shall have been duly executed by each Loan Party and delivered to the Administrative Agent.

(e)	At the time of and immediately after the effectiveness of this Second Amendment, no Default or Event of Default shall have occurred and be continuing.
(f)

The representations and warranties set forth in each Loan Document (including those set forth in Section 4 of this Second Amendment) shall be true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided, however, that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on such respective dates.

(g)

The Administrative Agent shall have received a certificate duly executed by a Financial Officer of the Borrower certifying as to the satisfaction of the conditions precedent set forth in clauses (b) and (c) of this Section 3.

(h)

The Administrative Agent shall have received from the Borrower payment in immediately available funds of all accrued costs, fees and expenses (including reasonable fees, expenses and other charges of counsel) and other compensation required to be paid on the date hereof to the Administrative Agent and the Collateral Agent.

(i)

Representations and Warranties. To induce the other parties hereto to enter into this Second Amendment, Holdings and the Borrower hereby represent and warrant to the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders that, as of the date hereof:

(j)

Holdings, the Borrower and each of the other Loan Parties has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Second Amendment, the Acknowledgments and each other agreement or instrument contemplated hereby to which it is or will be a party.

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(k)

This Second Amendment (x) has been duly authorized by all requisite corporate, partnership, public limited liability company or limited liability company and, if required, stockholder, shareholder, partner or member action on behalf of the Loan Parties and (y) will not (I) violate (A) any provision of law, statute, rule or regulation, or of the memorandum or articles of association, certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party, (B) any order of any Governmental Authority or arbitrator applicable to any Loan Party or (C) any provision of any indenture, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, except to the extent that such violation of clauses (A), (B) or (C) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (II) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except to the extent that such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or (III) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party, other than Liens created under the Security Documents and liens permitted by Section 6.02 of the Credit Agreement.

(l)

This Second Amendment has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each Acknowledgment and other Loan Document executed in connection herewith when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, court protection, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

(m)

No action, consent or approval of, registration or filing with, Permit from, notice to, or any other action by, any Governmental Authority is required in connection with this Second Amendment and the Acknowledgments, except for (a) the filing of UCC financing statements, filings with the United States Patent and Trademark Office and the United States Copyright Office, and other recordings and filings in connection with the Liens granted to the Collateral Agent under the Security Documents, (b) recordation of the Mortgages, if any, (c) such as have been made or obtained and are in full force and effect or which will be made or obtained by the time required by law (including, to the extent applicable, the Perfection Requirements) and (d) those actions, consents, approvals, registrations, filings, Permits, notices or actions, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(n)	No Default or Event of Default has occurred and is continuing.
(o)

The representations and warranties set forth in each Loan Document (including those set forth in Section 4 of this Second Amendment) are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date; provided, however, that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects on such respective dates.

(p)	Effects on Loan Documents. Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(q)

The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Collateral Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Loan Documents.

(r)

The Borrower and the other parties hereto acknowledge and agree that, on and after the date hereof, this Second Amendment, the Acknowledgements and each of the other Loan Documents to be executed and delivered by a Loan Party shall constitute a Loan Document for all purposes of the Credit Agreement.

(s)

On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(t)

Nothing herein shall be deemed to entitle Holdings and the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(u)

Section headings used herein are for convenience of reference only, are not part of this Second Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Second Amendment.

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(v)

Expenses.  The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred in connection with this Second Amendment and any other documents prepared in connection herewith, in each case to the extent required by Section 9.05 of the Credit Agreement.  The Borrower hereby confirms that the indemnification provisions set forth in Section 9.05 of the Credit Agreement shall apply to this Second Amendment and such losses, claims, damages, liabilities, costs and expenses (as more fully set forth therein as applicable) which may arise herefrom or in connection herewith.

(w)	APPLICABLE LAW. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(x)

Amendments; Execution in Counterparts; Severability.  This Second Amendment shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein or therein.  Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(y)	This Second Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower and the Required Lenders.
(z)

This Second Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Second Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Second Amendment.

In the event any one or more of the provisions contained in this Second Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SSI INVESTMENTS I LIMITED

By:
Name:
Title:

SKILLSOFT CORPORATION

By:
Name:
Title:

[Signature Page to Second Amendment]

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SIGNATURE PAGE TO SECOND AMENDMENT TO SKILLSOFT CORPORATION AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

NAME OF LENDER:

By:  ______________________________

       Name:

       Title:

FOR LENDERS REQUIRING A SECOND SIGNATURE BLOCK

By:  ______________________________

       Name:

       Title:

[Signature Page to Second Amendment]

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ANNEX I

ACKNOWLEDGMENT

            Reference is made to the Second Amendment dated as of August 31, 2012 (the “Second Amendment”), to the Amended and Restated Credit Agreement dated as of May 26, 2010 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of October 14, 2011 among Holdings (as defined below), the Borrower (as defined below), the Tranche C Term Lenders referred to therein, the Administrative Agent, the Collateral Agent and the Tranche C Arrangers referred to therein, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SSI Investments I Limited, an Irish private limited company (“Holdings”), SkillSoft Corporation, a Delaware corporation (“Borrower”), the several banks, other financial institutions and institutional investors from time to time parties thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).  All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement or the Second Amendment, as applicable.

            WHEREAS, pursuant to and in accordance with Section 9.08 of the Credit Agreement, the Borrower has requested that the Lenders agree to certain amendments to the Credit Agreement and the Required Lenders are willing to agree to certain amendments to the Credit Agreement on the terms and conditions set forth in the Second Amendment.

            The undersigned hereby (i) acknowledges and agrees that all of its obligations under the Guarantee and Collateral Agreement and the other Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties and reaffirms the guaranties made pursuant to the Guarantee and Collateral Agreement and (iii) acknowledges and agrees that the grants of security interests by it and its guaranties contained in the Guarantee and Collateral Agreement and the other Security Documents are, and shall remain, in full force and effect after giving effect to the Second Amendment.

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[INSERT SIGNATURE BLOCK FOR RELEVANT LOAN PARTY]

By:
Name:
Title:

23193153v4

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